UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 6, 2010

League Now Holdings Corporation
(Exact name of registrant as specified in its charter)

Florida	333-148987	20-35337265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 W. Spring Parkway Plano, TX 75021
(Address of principal executive offices) (Zip Code)

(972) 378-6600
 (Registrant’s telephone number, including area code)

4075 Carambola Circle North
Coconut Creek, Florida 33066
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

League Now Holdings Corporation, a Florida corporation is filing this Amendment No. 2 to its current report on Form 8-K (“Form 8-K/A”), which was originally filed with the Securities Exchange Commission (“SEC”) on October 8, 2010 (the “Original Form 8-K”) to incorporate the Company's revisions and responses to a letter of comment from the staff of the SEC dated as of November 2, 2010.

The information in this Form 8-K/A has not been updated to reflect events that occurred after October 6, 2010, the filing date of the Original Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the SEC subsequent to the filing of the Original Form 8-K.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes filed herewith.

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “our,” “Registrant,” “League Now” and the “Company” refer to League Now Holdings Corporation, a Florida corporation.

Item 1.01                      Entry into a Material Definitive Agreement

On October 6, 2010 (the “Closing Date”) we entered into a Share Exchange Agreement, dated October 6, 2010 (the “Share Exchange Agreement”) by and among League Now, James Pregiato, Pure Motion, Inc., a Texas corporation (“Pure Motion”) and the shareholders of Pure Motion (the “Pure Motion Shareholders”). Pursuant to the Share Exchange Agreement, we acquired 100% of the outstanding shares of common stock of Pure Motion (the “Pure Motion Stock”), in exchange for the Pure Motion Stock, the Pure Motion Shareholders acquired 24,009,008 shares of our common stock (the “Exchange Shares”).

Additionally, pursuant to the terms of the Share Exchange Agreement, as consideration for the cancellation of 38,048,000 of the 39,111,136 shares of League Now common shares owned by James Pregiato (“Pregiato”), Pure Motion agreed to pay a total cash payment of $250,000 to Pregiato (the “Cash Payment”) of which $100,000 (the “Initial Cash Payment”) was paid on the Closing Date and $150,000 (the “Final Cash Payment”) was to be paid within twelve weeks of the Closing Date. The 38,048,000 shares are being held in escrow until receipt of the Final Cash Payment. Mr. Pregiato agreed to extinguish all outstanding debt and liabilities of League Now outstanding as of the Closing Date upon receipt of the Cash Payment.

Upon Closing, Pure Motion became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement. The directors of Pure Motion have approved the Share Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Share Exchange Agreement, Pregiato, the sole officer and director of the Company, resigned and Mr. Mario Barton was appointed as the new Chief Executive Officer and Chairman of the Board of Directors and Mr. Doug Anderson and Mr. Brooks Thiele were appointed as the new directors.

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.  All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits. A copy of the Share Exchange Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

Item 2.01                      Completion of Acquisition or Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K/A is incorporated herein by this reference.  As a result of the Share Exchange Agreement, (i) our principal business became the business of Pure Motion, which is more fully described below and (ii) Pure Motion became our wholly-owned operating subsidiary. Since the owners of Pure Motion will obtain, upon receipt by Pregiato of the Final Cash Payment, the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Pure Motion is considered the acquirer for accounting purposes.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Current Report, the Company completed a Share Exchange Agreement with Pure Motion, Inc. (the "Transaction") and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as it was, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

History

League Now Holdings Corporation was incorporated in September 2005 in Florida. Then on September 21, 2005, we entered into an Asset Purchase Agreement with Anthony Warner pursuant to which we acquired the domain name, www.leaguenow.com, its design, associated copyrights and trademarks and all business related to the website including the customer database. We originally intended to operate as an application service provider offering web-based services for the online video gaming industry.

We commenced offering our services in October 2005 through a subscription basis. During 2007 we changed our direction by using an advertising model. We were unable to generate additional revenue streams by charging registered users for the use of enhanced functionality to be incorporated into the site, access to specialized content, and e-commerce of merchandise related to the video console industry. Our inability to generate revenue led to the decision that we would have to explore our options regarding the development of a new business plan and direction.

Accordingly, beginning in late 2009, we believe that the Company would be considered a “shell” company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On October 6, 2010 (the “Closing Date”) we entered into a Share Exchange Agreement, dated October 6, 2010 (the “Share Exchange Agreement”) by and among League Now, James Pregiato, Pure Motion, Inc., a Texas corporation (“Pure Motion”) and the shareholders of Pure Motion (the “Pure Motion Shareholders”).    Pursuant to the Share Exchange Agreement, we acquired 100% of the outstanding shares of common stock of Pure Motion (the “Pure Motion Stock”)., in exchange for the Pure Motion Stock, the Pure Motion Shareholders acquired 24,009,008 shares of our common stock (the “Exchange Shares”).

Additionally, pursuant to the terms of the Share Exchange Agreement, as consideration for the cancellation of 38,048,000 of the 39,111,136 shares of League Now common shares owned by James Pregiato (“Pregiato”), Pure Motion agreed to pay a total cash payment of $250,000 to Pregiato (the “Cash Payment”) of which $100,000 (the “Initial Cash Payment”) was paid on the Closing Date and $150,000 (the “Final Cash Payment”) was to be paid within twelve weeks of the Closing Date. The 38,048,000 shares are being held in escrow until receipt of the Final Cash Payment. Mr. Pregiato agreed to extinguish all outstanding debt and liabilities of League Now outstanding as of the Closing Date upon receipt of the Cash Payment.

Upon Closing, Pure Motion became a wholly-owned subsidiary of the Company. The directors of the Company have approved the Share Exchange Agreement and the transactions contemplated under the Share Exchange Agreement.

Accordingly, we are now conducting our business through our wholly owned subsidiary, Pure Motion, Inc.

Overview

Pure Motion, Inc. was incorporated in the State of Texas in June 2004, to develop and introduce skill improvement products and systems for recreational sports, particularly those that require a high degree of fine motor skill and mental acuity.

The Company has spent the last two years developing and customizing its patented reflector based technology to provide specific solutions to various gaming and military training entities.

Pure Motion has the ability to expand, develop and specialize its patented technology for wide-ranging applications that have the potential to reach several near term vertical markets.

Our technology was developed to s create and introduce skill improvement products and systems for recreational sports, particularly those that require a high degree of fine motor skill and mental acuity.  Based on management’s extensive research in cybernetics and human motor functions, the Company developed and patented a proprietary reflector measurement technology, which it calls TOMI (The Optimal Motion Instructor).  TOMI is a software-based device that records every motion and angle of an object in three-dimensional space and groups the collected data into a graphical feedback system.  The results are then displayed in a series of high resolution, easy-to-understand graphs and charts.

Initially, the Company’s business plan focused on manufacturing and marketing versions of the TOMI product designed for the game of golf (specifically, the crucial challenges presented by putting and, subsequently, chipping).  For this market, Pure Motion has developed two principal versions of the TOMI product, TOMI-Pro and TOMI-Consumer.  TOMI-Pro is designed primarily to support professional instruction and consists of the following: (i) a transmitter clip that easily attaches to any putter shaft; (ii) a base unit that receives and digitizes the signals from the clip and relays them to the user’s laptop or personal computer (either, a “PC”); and (iii) stroke analysis software installed on the PC which provides real-time feedback in graphical form on the eight critical parameters that define a well or poorly executed putt.

Pure Motion successfully introduced TOMI-Pro at the PGA Merchandise Show in Orlando, Florida on January 25-27, 2007 the company was awarded “Product of the Show”.  Further, the Company began shipping TOMI-Pro in August 2007; to date the company has shipped 2,800 TOMI systems into 22 different countries. The average Suggested Retail Price (“SRP”) was $671.00 per unit.  Retailers currently selling TOMI are; PGA Tour Superstores, Edwin Watts and Golf Galaxy. TOMI-Pro has been featured on a segment with the Golf Channel learning center hosted by Dave Marr.

In January 2008, we introduced a simplified, lower priced retail version of our TOMI-Pro product that will be essentially identical to TOMI-Pro but will display only four putting stroke parameters.  Although based on the same technology as TOMI-Pro, TOMI-Consumer has a somewhat simplified version of the stroke analysis software and will display only four putting stroke parameters. The Company successfully launched TOMI-Consumer at the PGA Merchandising show in Orlando Florida and it began making shipments in February of 2008 at an SRP of $199.99.  Like its cousin TOMI-Pro TOMI Consumer was named “Product of the Show” in 2008.

Most recently Pure Motion was awarded Innovator of the Year award for 2009 by Golf Magazine.

In terms of intellectual property the Company has a patent issued for TOMI in the United States (US Patent Number 7499828) and has made the necessary filings to enable it to file patent applications for TOMI in all other developed countries.  Patent info needed.

Technology Overview

Augmented Reality

Augmented reality (AR) is a field of computer research which deals with the combination of real-world and computer-generated data (virtual reality), where computer graphics objects are blended into real footage in real time.

At present, most AR research is concerned with the use of live video imagery which is digitally processed and "augmented" by the addition of computer-generated graphics.  Advanced research includes the use of motion-tracking data and fiducially marked recognition, using machine vision and the construction of controlled environments containing any number of sensors and actuators.

The Pure Motion technology is significantly advanced in the AR development sector in that it captures motion while measuring and rendering this motion in three-dimensions and in a 4th dimension, this being “real time”.  Other motion capture software applications in the marketplace are surpassed by Pure Motion’s ability to concurrently record and render movement in three-dimensions and in real time.

Although Sony and Nintendo have gesture based recognition software technology, the closest competitor to Pure Motion’s technology is Microsoft’s Project Natal.  However, Pure Motion has a few competitive advantages against Microsoft and other competitors which include our ability to more accurately capture data in real time, our competitive pricing and most importantly our flexible software platform, which provides access to a significantly broader customer base and diversified revenue stream.

An online display of the XYZ Platform technology is readily available upon request.

TOMI XYZ platform is the acronym for our motion capturing technology. There are multiple markets in which the XYZ platform could be utilized to improve gaming interaction and/or training simulation.  The following are a couple of customer segments (explained in more detail in the Industry Overview Section):

1.             Gaming Sector: The XYZ Platform offers game developers across multiple gaming sectors the opportunity to integrate software that will attract an increased number of players based on the fact that the player will be immersed in “real time” into the gaming environment through LED technology, thus offering a more realistic player experience.

2.             Specialized Training. There is a primary gap in technology currently used to train soldiers and security company employees. The XYZ platform technology has the ability to bridge this gap by training soldiers within multiple virtual world simulations and virtual world warfare environments, all while capturing data analytics and customizing and or reporting that data in real time.

Market Opportunity

Multiplayer Market and Console Gaming

The global video gaming industry has grown rapidly to become a significant segment of the entertainment market. It represents the fastest growing component of the $1.3 trillion worldwide entertainment and media industry.  According to Price Waterhouse Cooper, the global video game market is expected to increase from $25.4 billion in 2005 to over $50 billion in 2009.

Government and Military Training Companies

Government and military training companies can utilize the XYZ Platform to simulate or render 3D environments and record all motion within those environments in real-time.  The XYZ Platform will be revolutionary in military training exercises and simulations.  The platform technology can be utilized in a multitude of environments such as urban warfare, terrorist training simulation and logistical simulation analysis.

Abstract of Patent

Pure Motion has received a patent with four claims and is pursuing additional patent protection.  The following summarizes two of those issued claims:

(1)             A system for determining the relative displacement of a rigid object is described herein.  In one embodiment, the system includes three data sources positioned on an object.  The data sources are configured to transmit data relating to positional displacement of the object.  Each data source has predefined movement parameters based on the position of each data source on the object.  In one embodiment, the system further includes a receiver unit configured to display positional information relating to the object based on the data received from each data source.  The positional information represents a single valid solution set generated in part by eliminating positional movements that exceed the predefined movement parameters.

(2)             The apparatus of claim 1, further comprising: three data sources positioned on an object, the data sources configured to transmit data relating to positional displacement of the object, each data sources having predefined movement parameters based on the position of each data source on the object, and a receiver unit for receiving the data relating to positional displacement from each data source, and a processing means for processing the data to provide positional information representing a single valid solution set generated in part by eliminating positional movements that exceed predefined movement parameters.

Pure Motion has a pending continuation-in-part patent application. The Pure Motion technology Patent, describing in detail all additional claims is available upon request.  The XYZ platform is patented with all claims issued with “no comments from examiner”, highly unusual.

Industry Overview

Massive Multiplayer Online Game (“MMOG”) Market Opportunity

Revenues in the online gaming industry have seen a meteoric rise, from $592 million (USD) in 2001 to $7.5 billion (USD) in 2007, and the market for MMOGs is anticipated to reach $9.0 billion  2009 year end.

Expenditures on PC online games are expected to increase rapidly and DFC Intelligence predicts revenues of $15.6 billion (USD) by 2013.  This growth in part reflects not only the continued increase in broadband connections across the globe, but also the attractiveness of the multiplayer environment which is more social than traditional single player gaming.

Using the internet to enhance game-play and build loyal communities of players, gaming companies have successfully monetized the online space principally through the subscription based model. Pure Motion has identified that the market is shifting towards a more interactive game playing experience.

 The XYZ Platform technology allows for game developers to utilize a more realistic player environment experience within first-person shooter games (FPS’), athletic games involving applications of real time movement, and even social networking games involving dressing and shopping experiences, for instance.

Finally, the XYZ Platform technology has multiple applications in any environment requiring real time rendering and motion image capturing.  New games in this market are being developed which require the interactive application listed above.

Console Video Gaming

Through extensive research, Pure Motion has determined that there is a primary gap in the video game industry for controllers that offer the consumer a more realistic gaming or training experience.

“Companies in the Gaming Console industry are experiencing challenging times with the rise in mobile phones and portable media players presenting them with the threat of substitutes. Products such as the Nintendo Wii and Sony PSP risk being overtaken by multifunctional media players that offer consumers more options.  The use of both the games console and the handheld version at the same time, for different functions, is an area that is expected to grow as the interoperation provides opportunities for further innovation. The availability of attachments to consoles, such as cameras, should encourage the market to continue growing.” (Datamonitor)

Our technology represents a significant opportunity for the company in the console gaming industry as well; it will resolve numerous inter-operation issues that currently face Nintendo and Microsoft Xbox 360.

 Continued Development

The Company plans to significantly enhance the functionality and appeal of its technology.  The gaming platform has a wireless interface option coinciding with each of the popular game box system platforms (Nintendo, Xbox and Play station) offered in the marketplace.  For example, the XYZ platform application of the technology has the flexibility to attach to any object hard or soft.  Further, the platform can be attached to arms, hands or legs.  It can also be attached to any fixed objects including golf clubs, tennis racket, baseball bat or hockey sticks.

The XYZ gaming platform application includes a proprietary servo system which allows a camera to “float” and track the users movement in real time. Unlike the current gaming controllers, this technology application can be used with many multiplayer virtual and shared playing scenarios (where multiple players – both real and virtual – can play simulated and real games across the internet).  By using the “high performance XYZ gaming technology” the user is able to attain a far more accurate and realistic experience for performance on any fitness related games. The platform also has application in real time simulations related to robotics as well as educational and development tasks for honing fine motor skills. If you need to monitor it, analyze it and report it, the Pure Motion technology can do it.

Government and Military Training Companies

A number of computer gaming products have been repurposed for use in training systems or are integrated as part of larger simulations.  Technologies that are associated with computer games are making instrumental improvements due to the popularity and financing that is available from customers.  The technologies include 3D engines, graphical user interfaces, AI, physics modeling, network play and persistent worlds.  Military training centers can utilize the XYZ platform within these interactive training environments.  This is a very popular way to train the current generation of soldiers.  Research indicates that  a large percentage of young enlisted soldiers call themselves “gamers”, or are familiar with the mechanics of game play.  The XYZ platform utilized in the first person shooter environment (FPS) further creates a more realistic scenario for soldiers and government/military employees to train in.

Applications of the XYZ platform within the military training realm are many and varied.  The technology has promising applications in repetitive motion studies to determine the optimal design and layout for human-machine interactions.  For instance, production work stations can be optimized using the technology to achieve the most efficient, cost-effective accomplishment of tasks.  Using the technology in this manner, for instance, can assist in the design of airplane cockpits to ensure the most effective performance in high-stress situations requiring the execution of many tasks in a short period of time.  The technology also has tactical applications for artillery and mortar crews in coordinating various missions, such as storming a strong point or building.

Military training applications of the Company’s technology are especially enhanced by the Company’s motion capture technology.  Post-engagement review of militaristic activities such as climbing and rappelling, aircraft weapons loading and unloading, and hand to hand combat training are a few examples of how the technology can aid in outcome analysis as a means of modifying future missions to enhance the likelihood of desired results.  The technology can also be applied in the real-time modeling and simulation environment for precise six-degree of freedom (location and orientation) control – specific use in this area includes inducing proper vibratory excitations (reflexes).

 The technology is optimal for testing purposes as it proves especially useful in situations where wires cannot be directly attached to the item under study. Application of the motion capture device is also advantageous in situations where testing is desired for occurrences in an undisturbed environment; alternative measuring devices disturb dynamic environments, thereby altering test results.  As such, the XYZ platform is optimal in testing scenarios including wind tunnel analysis for various test items, scale model testing for naval designs, and rotor blade testing for helicopters, to name a select few.

Summary of Competitive Technology

Although not currently in market, there is one software technology (3DV), that will compete with Pure Motions’ XYZ platform technology.  However, there are many advantages the XYZ platform has against 3DV and other future competitors.  Because 3DV is further along in development than some other companies and has been displayed at E3 in California, we have compiled an analysis of the two software platforms below.

•           3DV has been in development for 10 years and was recently acquired by Microsoft for $38 mm; The XYZ platform technology is currently exploring two potential paths, a minority preferred equity investment and various acquisition scenarios.
•           The XYZ platform is currently being utilized within a golf product called TOMI, so the technology is proven; 3DV is not currently in market and is only being displayed at tech fairs.

•           The XYZ platform is easy to specialize /customize development for specific customer needs, while 3DV is very hard for people to develop around.
•           XYZ can be used as a standalone system and console system in 2D, 3D and 4D platforms, while the 3DV technology can only be used in 3D environments.
•           The XYZ platform also works with cell phone cameras and has the ability to work with PSP and Nintendo DS systems and 3DV only has the capability to work with high end console systems limiting its user audience

Office Locations

We maintain our principal offices at 5601 W. Spring Creek Parkway Plano, TX 75021. Our telephone number is 972-378-6600.

Employees

As of October 8, 2010 Pure Motion had 2 full time employees and 2 consultants.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

We will incur increased costs as a public company which may affect our profitability and an active trading market.

As a public company, we will incur significant legal, accounting and other expenses that it did not incur as a private company. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

The Company has a limited operating history, and its prospects must be evaluated in light of the risks and uncertainties encountered by a company in its initial stage of development.

Pure Motion was incorporated in June 2004 to develop, distribute, market and sell golf improvement technology and products. Since its formation, the Company has focused virtually all of its resources on the design and development of the Company’s products.  The Company has a limited operating history, and its prospects must be evaluated in light of the risks and uncertainties encountered by a company in its initial stage of development.

There is no guarantee the Company can achieve or maintain profitability, and if the Company cannot generate sufficient revenues and profitability, it will be unable to build a sustainable business and you could lose your entire investment.

The Company has been in its initial stage of product development and demonstration, and has generated limited revenues or profits to date.  The Company anticipates that, in time, it will generate sales and profits as a result of manufacturing, licensing and marketing its products.  However, there can be no assurance that the Company will achieve revenues and profitability at the levels projected in management’s financial projections, or at all.  If the Company cannot generate sufficient revenues and profitability, it will be unable to build a sustainable business and you could lose your entire investment.

Potential investors should be aware of the problems, delays and expenses encountered by an enterprise in its development stage, many of which are beyond the Company’s control.  These include unanticipated manufacturing, marketing, operational and/or competitive problems, among others.  Revenues may be substantially lower, and costs and expenses may be substantially higher, than current estimates.  Potential investors should be aware of the difficulties normally encountered by new enterprises and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the expenses, difficulties, complications, delays and competition encountered in connection with the development of a business in the sports products industry.

The Company needs significant additional financing to fund its operations, and if adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its expansion, take advantage of potential opportunities, develop or enhance products or otherwise respond to competitive pressures would be limited significant.

To date, the Company has financed its operations principally through capital infusions from its founders and a small group of investors.  The Company needs to raise  additional funds through financing in order to be able to implement its business plan There is no assurance that such financing will be available on commercially acceptable terms, or at all. If additional funds are raised through the issuance of shares, convertible debt or similar securities of the Company, the percentage of ownership of the Company’s shareholders will be reduced, and such securities may have rights or preferences superior to those of the Company’s securities issued pursuant to this Offering.  If adequate funds are not available or are not available on acceptable terms, the Company’s ability to fund its expansion, take advantage of potential opportunities, develop or enhance products or otherwise respond to competitive pressures would be limited significantly.

If the Company us unable to secure additional financing, it will not be able to pay the Final Cash Payment to James Pregiato. As a result, the 38,048,000 shares held in escrow would not be cancelled Mr. Pregiato would control the Company, and the other shareholders would be substantially diluted.

The Company is dependent upon securing additional financing in order for it to be able to tender the Final Cash Payment. If the Company us unable to secure additional financing, it will not be able to pay the Final Cash Payment to James Pregiato. As a result, the 38,048,000 shares held in escrow would not be cancelled Mr. Pregiato would control the Company, and the other shareholders would be substantially diluted.

The Company’s products may not achieve market acceptance and the failure of the Company to achieve broad acceptance of its products would have a material adverse effect on the Company’s business, financial condition and results of operations

The Company’s growth and profitability will depend upon broad market acceptance of its products.  The overall success of the Company’s products is expected largely to depend on their acceptance and use initially by golf professionals and instructors and ultimately by amateur golfers.  Market acceptance of the Company’s products may be adversely affected by a variety of factors, including product features, quality and pricing, the effectiveness of the Company’s sales and marketing efforts and competition.  The failure of the Company to achieve broad acceptance of its products would have a material adverse effect on the Company’s business, financial condition and results of operations.

Current and potential competitors, some of whom have greater resources and experience than the Company, may develop products and technologies that may cause demand for, and the prices of, its products to decline.

The Company will likely experience a competitive market subject to rapid change, and may be adversely affected by new product introductions and other market activities of competitors.  Additionally, competitors may combine with each other, and other companies may enter the Company’s markets by acquiring or entering into strategic relationships with its competitors.  Current and potential competitors may establish cooperative relationships among themselves or with third parties to increase the abilities of their existing products to address the needs of our prospective customers.

Many of the current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than the Company.  They may be able to develop products comparable or superior to those offered by the Company, adapt more quickly than the Company to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than the Company.  If the Company is not able to compete effectively in its markets, it may not succeed in its business plan.

The Company relies on the services of key personnel, and the failure to attract, motivate and retain these employees could harm the Company’s business.

The Company’s future performance depends to a significant degree on the continued service of a few full and part time key technical and managerial personnel, including without limitation its Chief Executive.  If the Company loses the services of any of these individuals, its business, operating results and financial condition could be materially and adversely effected.  The Company’s future success also depends on its continuing ability to attract and retain highly qualified sales, technical, customer support, and managerial personnel.  There can be no assurance that the Company will be able to retain its key employees, or that it can attract, assimilate and retain other highly qualified personnel in the future.  The failure to attract, motivate and retain these employees could harm the Company’s business.

The Company believes that acceptance of its products by touring professional golfers is an important aspect of its marketing strategy and ultimately validates the products in the mind of teaching professionals and amateur golfers.  Failure by the Company to enter to secure such endorsements could adversely affect its business.

The Company believes that acceptance of its products by touring professional golfers is an important aspect of its marketing strategy and ultimately validates the products in the mind of teaching professionals and amateur golfers. The Company intends to enter into endorsement arrangements with a number golf professionals. There can be no assurance that we will be able to attract and agree to terms with such golf professionals, or that their endorsements will increase sales of our products.

If the popularity of golf or video gaming decreases, our revenues will likely decrease and our ability to grow will be impaired.

Although the Company contemplates developing, manufacturing and marketing video gaming and training products for other sports in the future, any revenues generated by the Company will be from the sale of golf-related products at least through 2011 and perhaps beyond. The demand for our golf products is related to the popularity of golf and the number of golfers.  If the demand for golf equipment or training aids decreases, or golf participation decreases, our revenues will be negatively affected and we may never operate profitably.  We cannot assure you that the overall dollar volume of the domestic or worldwide market for golf-related or video gaming products will grow, or that it will not decline, in the future. A decline in the golf or video gaming industry will likely have a negative impact on our revenues and results of operations.

Adverse general economic conditions also could reduce sales of our products and adversely affect our business.

Our products are recreational in nature and are, therefore, discretionary purchases for consumers. Consumers are generally more willing to make discretionary purchases of golf products under favorable economic conditions. Discretionary spending is affected by many factors, including, among others, general business conditions, interest rates, the availability of consumer credit, taxation, and consumer confidence in future economic conditions. Our customers’ purchases of discretionary items, including our products, could decline during periods when disposable income is lower, or periods of actual or perceived unfavorable economic conditions. Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending could lead to reduced sales of our products. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

The Company relies upon third-party manufacturers, suppliers and distributors, and the Company may not be able to maintain these relationships. The failure of the Company to maintain and renew these relationships on terms favorable to the Company could adversely affect its business, operating results and financial condition.

While the Company currently has a contractual relationship with a key manufacturer, it will need to secure contracts with key suppliers and distributors.  There is no assurance that these relationships will be maintained or that the Company will be able to renew these contractual relationships on terms favorable to it or at all.

In addition, the Company cannot control the amount and timing of resources outside parties may devote to marketing and selling the Company’s products.  The failure of the Company to effectively develop and expand its internal sales and marketing organization, including its international distribution channels, may have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may encounter difficulties in managing its growth, which could prevent it from executing its business strategy.

If the Company achieves its growth objectives, such growth would place a strain on its management systems and resources.  The Company’s ability to compete effectively and to manage future growth, if any, will require it to continue to improve its financial and management controls, reporting systems and procedures on a timely basis, and to expand, train and manage its employee work force.  There can be no assurance that the Company will be able to successfully do so, which could adversely affect its business, operating results and financial condition.

The Company’s business relies upon its intellectual property rights, and the extent and protection of those rights are not certain.

The Company’s ability to compete depends, in large part, upon the protection of its intellectual property.  The Company will rely on a combination of patent, copyright, trademark and trade secret laws, as well as confidentiality procedures, to establish and protect its proprietary rights. As of the date of this Report, the Company has been issued a U.S. patent covering various aspects of the TOMI products, and has received trademarks that register various aspects of the TOMI name, image and related phrases.

The Patent, and trademarks issued, may not be sufficiently broad to protect its proprietary technologies.  The Company cannot make assurances that the scope of the patents issued to it will be sufficiently broad to offer meaningful protection.  In addition, patents issued or patents licensed to the Company could be successfully challenged, invalidated or circumvented so that the Company’s patent rights would not create an effective competitive barrier.  Furthermore, the laws governing the scope of patent coverage and the periods of enforceability of patent protection continue to evolve.  The Company relies in part on trade secret protection of its intellectual property.  The Company attempts to protect its trade secrets by, among other things, entering into confidentiality agreements with third parties, employees and consultants. However, these agreements can be breached and, if they are, there may not be an adequate remedy available to the Company.  Also, the Company’s trade secrets might become known to a third party through means other than breach of the Company’s confidentiality agreements, or they could be independently developed by its competitors.

If the Company fails to protect its intellectual property rights, competitors may be able to use its technologies, which could weaken its competitive position, reduce its revenues or increase its costs.

Policing unauthorized use of the Company’s intellectual property is difficult and expensive and there can be no assurance that the steps taken by the Company will prevent the misappropriation or unauthorized use of its technologies, particularly in foreign countries where the laws may not protect proprietary rights as fully as U.S. law.  Competitors may independently develop similar technologies; duplicate the Company’s products or design around any patents issued or other intellectual property rights held by the Company.  Litigation may be necessary to enforce the Company’s intellectual property rights or to determine the validity or scope of the proprietary rights of others.  As a result of any such litigation, the Company could lose its proprietary rights and incur substantial unexpected operating costs.

The Company faces the risk of product defects, warranty claims and product recalls, for which it does not plan to maintain insurance.

The Company’s products are newly developed and possible defects in their design or manufacture may result in customer dissatisfaction, warranty claims and in some cases product recalls.  There can be no assurance that the Company will not experience losses due to product-related issues in the future.  The Company does not plan to obtain insurance against product warranty claims.  Accordingly, the costs of any defects in the Company’s products, or the costs of defending claims asserting such defects, will be borne directly by the Company. Significant product warranty claims or product recalls could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has never declared or paid a dividend, and does not anticipate paying cash dividends for the foreseeable future.

The Company has never declared or paid any cash dividends on its stock.  The Company currently intends to retain any future earnings for funding growth and, therefore, the Company does not currently anticipate paying cash dividends on its stock in the foreseeable future.  Any determination to pay dividends in the future will be at the discretion of the Board of Directors and will depend upon the Company’s results of operations, financial condition, and such other factors as the Board of Directors, in its discretion, deems relevant.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate causes a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Mergers of the type we just completed with Pure Motion are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals which would negatively impact our financial condition and the value and liquidity of your shares of common stock.

On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority (“FINRA”)which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Amended and Restated Bylaws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our common stock is currently quoted on the OTC Bulletin Board. Since none of our securities are registered under Section 12 of the Securities Act of 1933, as amended, and our stock is not currently trading, our stock may be delisted from the OTC Bulletin Board.

The OTC Bulletin Board is an automated quotation system. Our stock is not currently trading. One of the listing requirements for the OTC Bulletin Board is that the issuer register its securities under Section 12 of the Securities Act of 1933, amended.  In view of these factors, our stock may be delisted from the OTC Bulletin Board.  In such an event, we would be required to register our common stock under Section 12 and reapply to the OTC Bulletin Board for quotation.

There is currently no market for our common stock.  Our common stock is not currently trading.  If our common stock begins trading, you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, our common stock is quoted on the OTC Bulletin Board market; however it is not trading.  Any trading volume we may develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTC Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending OTC Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for our common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

Our common stock has not been trading and, if it commences to trade, trading is likely to be limited and sporadic. As a result of such trading activity, the quoted price for our common stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of our common stock and as a result, the market value of our common stock likely would decline.

If our common stock begins trading, it will be subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Our common stock is classified as a “penny stock” as that term is generally defined in the Securities Exchange Act Of 1934, as amended, to mean equity securities with a price of less than $5.00. Our common stock will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•      the basis on which the broker or dealer made the suitability determination, and
•      that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Pure Motion should be read in conjunction with the Selected Combined and Consolidated Financial Data, Pure Motion’s financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K.

Results of operations for the six month period ended June 30, 2010 compared to the period from June 1, 2009 to December 31, 2009.

The following tables set forth key components of our results of operations for the periods indicated, in dollars and key components of our revenue for the period indicated, in dollars. The discussion following the table is based on these results.

Pure Motion, Inc.	Quarter Ended	1June 2009 to	1 June 2009 to
Statement of Operations	June 30, 2010	31-Dec 2009	March 31, 2010

Revenue	$128,210	$110,889	$174,994

Cost of Goods Sold	$38,996	$33,710.00	$53,198
Sales and Marketing	$33,075	$40,764.00	$45,687
General & Administrative	$94,902	$193,438.00	$240,889

Loss from Operations	$(38,763)	$(157,052)	$(164,780
Other Income or (Loss)	$(5,364)	$(310,374)	$(314,774
Net Loss Before Taxes	$(44,127)	$(467,427)	$(479,554
Income Tax	—	—	—

Net Loss	$(44,127)	$(467,427)	$(479,554

Net Loss Per Share	$0.02	$0.58	$0.60

Revenue:

Revenue increased by $64,105 or 58%, to $174,994 for the three-month period ended March 31, 2010 from $110,889 for the period from inception on June 1, 2009 to December 31, 2009. This was due to an increased acceptance of the company’s products and a new sales and marketing program.

Cost of Goods Sold

Cost of Goods Sold has increased to $38,996 for the three-month period ended June 30, 2010 from $33,710 in the period from June 1, 2009 to December 31, 2009.  The increase is primarily due to the increase in sales volumes of the company’s products.

 Operating Expenses:

Operating expenses  decreased by $  $106,225 or 45% to $$127,977 for the  six -month period ended  June 30, 2010 from ~~$~~ $234,202  for the period from June 1, 2009 to December 31, 2009.  The monthly run rate for the three-month period was $63,988. The decrease in operating expenses was due to the restructuring efforts of the company.

Loss from Operations:

Loss from operations reduced by $126,017, to a loss of $38,763 for the six month period ended June 30, 2010 from $157,052 for the June 1, 2009 to December 31, 2009 mainly due to restructuring of the company’s expenses which included a decrease in fixed costs and general and administrative expenses.

Interest Income:

The company had no interest income to report.

Net Loss:

Net Loss was $44,127 for the six-month period ended June 30, 2010, compared to a net loss of $467,427 for the period June 1, 2009 to December 31, 2009.  The company converted substantially all of its notes and debentures payable, and related accrued interest to common stock.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, we had net current liabilities of $980,146 compared to $9,135,619 at December 31, 2009. Our balance of cash and cash equivalents at June 30, 2010 was $338,086 compared to $378,863 at December 31, 2009.

Operational cash flow

We had operating cash outflows in the quarter ended June 30, 2010 of $23,149, and $26,822 in the period from June 1, 2009 to March 31, 2010.  Our primary uses of cash have been for developing our software, marketing expenses, employee compensation, product development and working capital. All cash we receive has been expended in the furtherance of growing assets.

Investing cash flows

We had no investing cash flows.

Financing cash flows

During the quarter ended June 30, 2010, there were no financing cash flows.  During the period from June 1, 2009 to Dec 31, 2009, we received net cash from funding activities of $188,700 from the issuance of shares to various investors.

Impact of Inflation

The business will have to absorb any inflationary increases on development costs in the short-term, with the expectation that it will be able to pass inflationary increases on costs on to our customers through price increases on the release of these new/enhanced products into the market and hence the management do not expect inflation to be a significant factor in our business.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements between us and any other entity that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.  Some of the critical accounting estimates are detailed below.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

As of October 8, 2010, there were no changes in or disagreements with accountants on accounting or financial disclosure matters.

Management

Appointment of New Directors

At the Closing Date of the Exchange Agreement, James Pregiato resigned as our sole officer and director.

The following table sets forth the names, ages, and positions of our new executive officers and directors appointed at the Closing Date. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Mario Bartonr	62	Chairman of the Board of Directors
Mr. Brooks Thiele	60	Director
Doug Anderson	57	Director

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our executive officers or directors are parties to any material proceedings adverse to the Company, have any material interest adverse to the Company or have, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
had any bankruptcy petition filed by or against him/her or any business of which he/she was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities, futures, commodities or banking activities;

●
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
been subject to, or party to, any judicial or administrative order, judgment, decree,  or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation  of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

LEAGUE NOW CORPORATION EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers during the years ended December 31, 2010, and 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
James Pregiato
President, Chief Executive Officer, Secretary, Treasurer	2009	12,000	0	0	0	0	0	0	$12,000
and Director	2008	12,000	0	0	0	0	0	0	$12,000

Employment Agreements

We currently do not have employment agreement with our officers and directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through to date.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

PURE MOTION EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Pure Motion, for the year ended December 31, 2009.  The table below sets forth the positions and compensations for each officer and director of Pure Motion.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Comp. ($)	Total ($)
Bill Kirkendall Chief Executive Officer	2008	0	0	0	0	0	0	25,977.25	25,977.25
Bill Kirkendall Chief Executive Officer	2009	0	0	0	0	0	0	11,550	11,550

Employment Agreements

In March 2007 Pure Motion entered into an employment agreement with Bill Kirkendall, the terms of the agreement was as follows; Mr. Kirkendall would serve as CEO until terminated by either party. The base pay was $165,000.00 annually. Bonus was 50% of annual base pay based on mutually agreed performance measures. Stock grant was issued in 2007 of 750,000 shares with an option for 250,000 shares to vest with certain milestones. The employment agreement was terminated by the company in January 2009.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Principal Stockholders

The following table sets forth certain information regarding our Common Shares beneficially owned on October 6, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)

Mr. James Pregiato 4075 Carambola Circle North Coconut Creek, Florida 33066	39,111,136	85.5%

Pyyllis Dominiani 4075 Carambola Circle North Coconut Creek, FL 33066	4,400,000	9.6

All Officers and Directors	39,111,136	85.5%

(1)	Based on 45,748,288 shares outstanding prior to the close of the Merger.

Common Stock

The following table sets forth certain information regarding our Common Shares beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding Common Shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Mario Barton 11407 North 78th Street Scottsdale, AZ 85260	7,514,816	10.77%

Brooks Thiele 502 Lindberg Springs Flagstaff, AZ 86001	240,080	Less than 1%

Doug Anderson 8335 De Ciello Paradise Valley 85253	7,514,816	10.77%

Mr. James Pregiato 4075 Carambola Circle North Coconut Creek, Florida 33066	39,111,136	56.06%

All Officers and Directors	15,509,720	21.88%

(1)	Based on 70,007,296 shares of common stock issued and outstanding after the close of the Transaction.

Description of Securities

As of October 6, 2010, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.  As of October 6, 2010 and immediately after Closing, an aggregate of 70,007,296 shares of common stock were outstanding, including shares issued pursuant to the Closing.

Common Stock   Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a cash dividend and does not anticipate declaring any dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and preferred stockholders.

Preferred Stock. Our Articles of Incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-The-Counter Bulletin Board, under the trading symbol “LNWH”.   There can be no assurance that a public trading market for our common stock will develop or be sustained.  If such a market is developed, we cannot assure you what the market price of our common stock will be in the future.

Holders

As of October 6, 2010, there are approximately 37 shareholders of our common stock.

Transfer Agent and Registrar

Olde Monmouth Stock Transfer is currently the transfer agent and registrar for our common stock.  Its address is 200 Memorial Parkway, Atlantic Highlands, NJ 07716.  Its phone number is (732) 872-2727.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any equity compensation plans as of December 31, 2009.  Our Board of Directors may adopt an equity compensation plan in the future.

Certain Relationships and Related Transactions

Marketing Joint Venture - The Company is a party to a marketing joint venture agreement dated April 29, 2008, with Pure Motion Ventures, LLC, (“Ventures”) which is owned by four of the Company’s shareholders, including the principal shareholder. The agreement provides that Ventures will participate with the Company in television and internet marketing of the Company’s consumer putting system. The agreement provides that the Company will receive 40% of the profits of the venture. During 2009, sales of inventory to Ventures totaled $29,836. As of December 31, 2009, there were no profit distributions accrued.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Share Exchange formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Legal Proceedings

Currently there are no outstanding judgments against the Company or any consent decrees or injunctions to which the Company is subject or by which its assets are bound and there are no claims, proceedings, actions or lawsuits in existence, or to the Company’s knowledge threatened or asserted, against the Company or with respect to any of the assets of the Company that would materially and adversely affect the business, property or financial condition of the Company, including but not limited to environmental actions or claims. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Indemnification of Directors and Officers

 The General Corporation Law of Florida provides that directors, officers, employees or agents of Florida corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Florida Corporate Law. Article VII of our By-Laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Florida Law. Our By-Laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Share Exchange Agreement, on October 6, 2010, the Pure Motion Shareholders acquired 24,009,008 post-split common shares of League Now.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.01  Changes in Control of Registrant

As explained more fully in Item 1.01, in connection with the Share Exchange Agreement, on October 6, 2010, the Pure Motion Shareholders acquired 24,009,008 common shares of League Now in exchange for 100% of the Pure Motion Stock.  As such, immediately following the Acquisition, the Pure Motion Shareholders hold 34.4 % of the total issued and outstanding common stock of the Company.  Upon receipt of the Final Cash Payment the Exchange Shares will represent approximately 78% of the issued and outstanding common stock of the Company.

In connection with the Closing of the Acquisition and as explained more fully in Item below in Item 5.02 of this Current Report on Form 8-K, James Pregiato resigned from his positions.  The disclosures included in Item 5.02 are incorporated herein by this reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)   Resignation of Directors

On the Closing Date, James Pregiato resigned from our board of directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(b)   Resignation of Officers

On the Closing Date, James Pregiato resigned as our President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

(c)   Appointment of Directors and Officers

The following persons were appointed as to the positions listed by their name in the table below at Closing:

NAME	AGE	POSITION

Mario Barton*	62	Chairman of the Board of Directors and Chief Executive Officer
Doug Anderson*	57	Director
Mr. Brooks Thiele	60	Director

*Subsequent to the filing of the Original Form 8K, Mr. Barton was also appointed as Chief Financial Officer of the Company.
* On February 1, 2011, Mr. Anderson resigned from his position as director

The business background descriptions of the newly appointed director and officer are as follows:

Mario Barton, Chairman of the Board and Chief Executive Officer

For the past five years, prior to the Corporation’s acquisition of Pure Motion, Inc., Mr. Barton served as Chief Executive Officer of Pure Motion, Inc. Mr. Barton attended the University of California at Los Angeles from 1969  to 1974.

Doug Anderson, Director

Douglas A. Anderson M.D.

Dr. Anderson graduated from Augustana College, Sioux Falls, South Dakota in 1974 and Tufts University School of Medicine, Boston, Massachusetts in 1981.  He completed his post-graduate training in Nephrology at Beth Israel Hospital and Harvard University in 1986. He started a private practice in Nephrology in Phoenix, Arizona and practiced there until his retirement in 2004. Dr. Anderson was instrumental in the formation of Renal West, a dialysis provider with 20 locations throughout Arizona with 2000 patients.  Renal West merged with several other providers throughout the United States in 1996 and formed Renal Care Group Inc. Dr. Anderson served on the national Medical Advisory Board of Renal Care Group until his retirement.

Since retirement from medicine, Dr. Anderson has been involved with Pure Motion Inc. from the inception as a co-founder.

Brooks Thiele, Director

Mr. Brooks Thiele

Mr. Thiel has been retired for the past ten years. Prior to his retirement, Mr Thiele spent 30 years in the banking/mortgage lending industry. Mr. Thiele is a 1981 graduate of the US Naval Academy.

During the last two years, there has been no transaction that the Company was or is a party to in which any of the newly elected officers or directors had or is to have a direct or indirect material interest.  There are no family relationships between any director or executive officer of the Company.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Employment Agreements of the Executive Officers

As of October 8, 2010, do not have employment agreement with our officers and directors.

Item 5.06 Change in Shell Company Status

we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Transaction.  As a result of the Transaction, Pure Motion became our wholly owned subsidiary and became our main operational business.  Consequently, the Transaction has caused us to cease to be a shell company.  For information about the Transaction, please see the information set forth above under Item 1.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Audited Financial Statements of Pure Motion, Inc. for the years ended December 31, 2009 and 2010 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Pro Forma Financial Information is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by this reference.

Exhibits

Exhibit No.	Description

2.1
Share Exchange Agreement by and between League Now Holdings Corporation, Pure Motion, Inc. and the Pure Motion Shareholders, dated October 6, 2010 (incorporated by reference to Exhibit 2.1 to League Now Holdings Corporation’s Current Report of Form 8K, as filed October 8, 2010)

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to League Now Holdings Corporation’s Registration Statement on Form SB-2, filed on February 1, 2008)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to League Now Holdings Corporation’s Registration Statement on Form SB-2 filed on February 1, 2008)

99.1	The Audited Financial Statements of Pure Motion, Inc. for the years ended December 31, 2009 and 2010

99.2	The Pro Forma Financial Information

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEAGUE NOW HOLDINGS CORPORATION

Date: May 2, 2011	By:	/s/ Mario Barton
Mario Barton
Chief Executive Officer

HARRIS F.RATTRAY CPA
1601 Palm Avenue
Pembroke Pines, FL 33026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Board of Directors and Stockholders
Pure Motion, Inc.

I have audited the accompanying balance sheet of Pure Motion, Inc., at December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pure Motion, Inc. at December 31, 2010 and 2009, and the related statements of operations and cash flows for the years ended December, 31 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Harris F. Rattray  CPA
HARRIS F. RATTRAY CPA
Pembroke Pines, Florida
April 12, 2010